Exhibit 10.11

English Translation

Framework Agreement

This Framework Agreement (the “Agreement”) is entered into by and among the following parties on November 29, 2013:

1.	Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd. (the “WFOE”), a wholly foreign owned enterprise incorporated and existing in accordance with the laws of the People’s Republic of China (the “PRC”), with its address at Room 1325, Ruicheng Hotel, No. 9 Xicui Road, Haidian District, Beijing;

2.	Chen Xiangyu, a Chinese citizen, whose identification number is ;

3.	Shenzhen Huaxiu Investment Co., Ltd. (“Huaxiu”), a limited liability company incorporated and existing in accordance with the laws of the PRC, with its address at C15, 4F, Overseas Friendship Building, Yingchun Road, Luohu District, Shenzhen; and

4.	Shenzhen iDreamSky Technology Co., Ltd. (the “Company”), a limited liability company incorporated and existing in accordance with the laws of the PRC, with its address at Unit B6, F9th and Unit B3 to B8, F7th, EVOC Technology Building, No. 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen.

For the purpose of this Agreement, each of the WFOE, Chen Xiangyu, Huaxiu and the Company is referred to as a “Party”, and collectively as the “Parties”.

Whereas:

1.	On August 1, 2013, the WFOE, Chen Xiangyu and the Company entered into an Exclusive Option Agreement, under which the WFOE shall have the exclusive option to acquire from Chen Xiangyu his 74.5% equity interest in the Company; the WFOE, Chen Xiangyu and the Company entered into an Equity Pledge Agreement, under which Chen Xiangyu shall pledge his 74.5% equity interest in the Company and other related interests in favor of the WFOE to secure the Company’s performance of the obligations under the relevant agreements; Chen Xiangyu signed a Power of Attorney to authorize the WFOE to exercise all the shareholder’s rights in connection with his 74.5% equity interest in the Company (the above contracts and documents are collectively referred to as the “Original Chen Xiangyu Cooperation Agreements”);

2.	On April 19, 2012, the WFOE, Huaxiu and the Company entered into an Exclusive Option Agreement, under which the WFOE shall have the exclusive option to acquire from Huaxiu its 25.5% equity interest in the Company; the WFOE, Huaxiu and the Company entered into an Equity Pledge Agreement, under which Huaxiu shall pledge its 25.5% equity interest in the Company and other related interests in favor of the WFOE to secure the Company’s performance of the obligations under the relevant agreements; Huaxiu signed a Power of Attorney to authorize the WFOE to exercise all the shareholder’s rights in connection with its 25.5% of the Company’s equities (the above contracts and documents are referred to collectively as the “Original Huaxiu Cooperation Agreements”);

3.	On April 19, 2012, the WFOE and the Company entered into an Exclusive Business Cooperation Agreement;

4.	On August 1, 2013, the Company issued a Capital Contribution Certificate (No.: 001) to certify that Chen Xiangyu held 74.5% of the equity interest in the Company; on April 19, 2012, the Company issued a Capital Contribution Certificate (No.: 002) to certify that Huaxiu held 25.5% of the equity interest in the Company (the above documents are collectively referred to as the “Original Capital Contribution Certificates”);

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5.	On August 1, 2013, the Company issued a Shareholder Register, stating that Chen Xiangyu held 74.5% of the equity interest in the Company and Huaxiu held 25.5% of the equity interest in the Company, and that such 100% of the Company’s equity interest in aggregate shall be pledged in favor of the WFOE (the “Original Shareholder Register”);

6.	For the purpose of this Agreement, the contracts and documents listed in Items 1-5 above are collectively referred to as the “Original Cooperation Agreements”;

7.	On April 19, 2012, the WFOE, Chen Xiangyu and the Company entered into an Exclusive Option Agreement, under which the WFOE shall have the exclusive option to acquire from Chen Xiangyu his 54.5% equity interest in the Company; the WFOE, Chen Xiangyu and the Company entered into an Equity Pledge Agreement, under which Chen Xiangyu shall pledge his 54.5% equity interest in the Company and other related interests in favor of the WFOE to secure the Company’s performance of the obligations under the relevant agreements; Chen Xiangyu signed a Power of Attorney to authorize the WFOE to exercise all the shareholder’s rights in connection with his 54.5% equity interest in the Company; the Company issued a Capital Contribution certificate (No.: 001) to certify that Chen Xiangyu held 54.5% of the equity interest in the Company; the Company issued a Shareholder Register, stating that Chen Xiangyu held 54.5% of the equity interest in the Company, Huaxiu held 25.5% of the equity interest in the Company’s equities and Beijing Legendstar Venture Capital Co., Ltd. held 20% of the equity interest in Company, and that 80% of the Company’s equity interest held by Chen Xiangyu and Huaxiu in aggregate shall be pledged in favor of the WFOE (the above contracts and documents are collectively referred to as the “Old Chen Xiangyu Cooperation Agreements”). The Parties acknowledge that Old Chen Xiangyu Cooperation Agreements were terminated on August 1, 2013 and substituted in their entirety with the Original Chen Xiangyu Cooperation Agreements, the Original Capital Contribution Certificates, and the Original Shareholder Register.

8.	On September 24, 2013 (the “Closing Date for Equity Transfer”), Huaxiu transferred all of its Company’s equities to Chen Xiangyu (the “Equity Transfer”). Upon the closing of such Equity Transfer, Chen Xiangyu held 100% of the Company’s equity interest. On October 29, 2013 (the “Closing Date for Capital Increase”), the Company’s registered capital was increased from RMB 2.5 million to RMB 10 million (the “Capital Increase”).

Now, therefore, the Parties hereby reach an agreement on the following terms through friendly and equal consultation for mutual compliance:

Article I	The Parties agree on the Equity Transfer and the Capital Increase. The Parties agree to amend and update the Original Cooperation Agreements as a result of the Equity Transfer and the Capital Increase.

Article II	The Parties agree that, upon the Closing Date for Equity Transfer, Huaxiu shall assign all of its rights and obligations under the Original Huaxiu Cooperation Agreements to Chen Xiangyu, who agrees to assume all of Huaxiu’s rights and obligations under the Original Huaxiu Cooperation Agreements. Upon the Closing Date for Equity Transfer, Huaxiu has no rights and obligations under the Original Huaxiu Cooperation Agreements, and Chen Xiangyu’s rights and obligations under the Original Cooperation Agreements shall be applicable to 100% of the Company’s equities.

Article III	Each Party acknowledges that any of the other Parties has no default under the Original Cooperation Agreements, and that it has no claims against any of such other Parties under the Original Cooperation Agreements.

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Article IV	The Parties agree to amend and update the Original Cooperation Agreements as set out below on the Closing Date for Capital Increase:

1.	The Exclusive Option Agreement among the Original Cooperation Agreements shall be substituted with the Exclusive Option Agreement attached hereto as Schedule 1 which shall take effect on the Closing Date for Capital Increase;

2.	The Equity Pledge Agreement among the Original Cooperation Agreements shall be substituted with the Equity Pledge Agreement attached hereto as Schedule 2 which shall take effect on the Closing Date for Capital Increase;

3.	The Power of Attorney among the Original Cooperation Agreements shall be substituted with the Power of Attorney attached hereto as Schedule 3 which shall take effect on the Closing Date for Capital Increase;

4.	The Original Shareholder Register among the Original Cooperation Agreements shall be substituted with the Shareholder Register attached hereto as Schedule 4;

5.	The Original Capital Contribution Certificate among the Original Cooperation Agreements shall be substituted with the Capital Contribution Certificate attached hereto as Schedule 5;

6.	The Exclusive Business Cooperation Agreement among the Original Cooperation Agreements shall be amended as set out below:

(a)	Section 5.1 shall be amended and substituted in its entirety with the following clause:

“This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.”

(b)	Section 5.2 shall be amended and substituted in its entirety with the following clause:

“During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved by the relevant government authorities.”

(c)	Section 6.1 shall be deleted. The numbering of Section 6.2 shall be adjusted to Section 6.1, and such Section 6.1 shall be amended and substituted in its entirety with the following clause. The numbering of Section 6.3 shall be adjusted to Section 6.2.

“Unless otherwise required by the applicable laws, Party B shall not have any right to terminate this Agreement in any event.”

(d)	Section 8 shall be amended and substituted in its entirety with the following clause:

“8.1	If Party B conducts any material breach of any term of this Agreement, Party A shall have the right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 8.1 shall not prejudice any other rights of Party A herein.

8.2	Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.”

Other than the amendments as set out above, the other provisions under the Exclusive Business Cooperation Agreement shall remain unchanged and continue to be effective.

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Article V	The WFOE, the Company and Chen Xiangyu agree to sign each of the documents set out in Schedule 1, Schedule 2, Schedule 3, Schedule 4 and Schedule 5.

Article VI	The Parties acknowledge and confirm that the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement, regardless of the reason for such termination.

Article VII	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC. In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after any Party’s request to the other Parties for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

Article VIII	This Agreement shall take effect upon execution by all the Parties. The Agreement shall be signed in quadruple, with each Party holding one copy of the same legal effects.

[No text below]

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IN WITNESS WHEREOF, this Agreement has been duly executed on the first date as set out above.

Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd.
[Company Seal Affixed]

Signature: /s/ Chen Xiangyu
Name: Chen Xiangyu
Title: Legal Representative

Chen Xiangyu

Signature: /s/ Chen Xiangyu

Shenzhen Huaxiu Investment Co., Ltd.
[Company Seal Affixed]

Signature: /s/ Zhao Yidong
Name: Zhao Yidong
Title: Legal Representative

Shenzhen iDreamSky Technology Co., Ltd.
[Company Seal Affixed]

Signature: /s/ Chen Xiangyu
Name: Chen Xiangyu
Title: Legal Representative

Signature Page to the Framework Agreement

Schedule 1

Exclusive Option Agreement

(Intentionally omitted)

Schedule 2

Equity Pledge Agreement

(Intentionally omitted)

Schedule 3

Power of Attorney

(Intentionally omitted)

Schedule 4

Shareholder Register

(Intentionally omitted)

Schedule 5

Capital Contribution Certificate

(Intentionally omitted)